Exhibit 99.15

Johnson & Johnson Reports 2012 First-Quarter Results:

Sales of $16.1 Billion Decreased 0.2% Versus 2011 First-Quarter; First Quarter EPS was $1.41
Excluding Special Items, 2012 First-Quarter EPS of $1.37 Increased 1.5%*

New Brunswick, NJ (April 17, 2012) - Johnson & Johnson today announced sales of $16.1 billion for the first quarter of 2012, a decrease of 0.2% as compared to the first quarter of 2011. Operational results increased 1.0% and the negative impact of currency was 1.2%. Domestic sales declined 5.1%. International sales increased 4.1%, reflecting operational growth of 6.4% and a negative currency impact of 2.3%.
Net earnings and diluted earnings per share for the first quarter of 2012 were $3.9 billion and $1.41, respectively. First quarter 2012 net earnings included an after-tax gain of $106 million primarily related to the currency adjustment associated with the planned acquisition of Synthes, Inc. First quarter 2011 net earnings included after-tax charges of $271 million representing expenses due to litigation and DePuy ASR TM Hip recall costs. Excluding these special items, net earnings for the current quarter were $3.8 billion and diluted earnings per share were $1.37, representing increases of 1.5% and 1.5%, respectively, as compared to the same period in 2011.*
The Company updated its earnings guidance for full-year 2012 to $5.07 - $5.17 per share to reflect the positive impact of current exchange rates. The Company's guidance excludes the impact of special items.
“We continue to bring meaningful innovations to our patients and customers through the strong performance of our recently launched products,” said William C. Weldon, Chairman and Chief Executive Officer. “The dedication of the people of Johnson & Johnson gives me great confidence in the prospects of our business to deliver sustainable growth, well into the future.”

Worldwide Consumer sales of $3.6 billion for the first quarter represented a decrease of 2.4% versus the prior year consisting of an operational decline of 0.6% and a negative impact from currency of 1.8%. Domestic sales decreased 2.2%. International sales decreased 2.5%, which reflected an operational increase of 0.4% and a negative currency impact of 2.9%.
Sales of the U.S. over-the-counter medicines were significantly impacted by the suspension of manufacturing at the McNeil Consumer Healthcare facility in Fort Washington, Pa., and the impact on production volumes related to ongoing efforts to enhance quality and manufacturing systems. Positive contributors to operational results were NEUTROGENA® skin care products and international sales of oral care products.
Worldwide Pharmaceutical sales of $6.1 billion for the first quarter represented an increase of 1.2% versus the prior year with operational growth of 2.6% and a negative impact from currency of 1.4%. Domestic sales decreased 10.8%. International sales increased 16.5% which reflected an operational increase of 19.6% and a negative currency impact of 3.1%.
Positive contributors to international sales were strong results for REMICADE® (infliximab), a biologic approved for the treatment of a number of immune-mediated, inflammatory diseases, representing incremental sales from international territories included in the amended distribution agreement with Merck; VELCADE® (bortezomib), a treatment for multiple myeloma; and sales of recently launched products.
The strong sales results of recently launched products, include ZYTIGA® (abiraterone acetate), an oral, once-daily medication for use in combination with prednisone or prednisolone, for the treatment of men with metastatic, castration-resistant prostate cancer; STELARA® (ustekinumab), a biologic approved for the treatment of moderate to severe plaque psoriasis; and international sales of INCIVO® (telaprevir), a direct acting antiviral protease inhibitor, for the treatment of genotype-1 chronic hepatitis C virus, in combination with peginterferon alfa and ribavirin, in adults.

Sales results in the U.S. were negatively impacted by generic competition for LEVAQUIN® (levofloxacin), a treatment for bacterial infections, and the manufacturing suspension at a third party supplier for DOXIL® (doxorubicin HCl liposome injection)/CAEYLX® (pegylated liposomal doxorubicin hydrochloride), a medication to treat ovarian and other cancers.
During the quarter, Janssen Pharmaceutica NV completed the divestiture of its U.S. patents and other U.S. and Canadian intellectual property for Bystolic® (nebivolol), which is currently approved in the U.S. for the treatment of hypertension, to Forest Laboratories Holdings Limited.
Worldwide Medical Devices and Diagnostics sales of $6.4 billion for the first quarter represented a decrease of 0.3% versus the prior year consisting of an operational increase of 0.5% and a negative currency impact of 0.8%. Domestic sales increased 0.2%. International sales decreased 0.7%, which reflected an operational increase of 0.7% and a negative currency impact of 1.4%.
Primary contributors to operational growth included LifeScan's blood glucose monitoring products; Vistakon's disposable contact lenses; Biosense Webster's electrophysiology business; and Advanced Sterilization Products' infection prevention technologies. The growth was impacted by lower sales in the Cardiovascular Care business, reflecting the decision made to exit the drug eluting stent market in the 2nd Quarter of 2011.
During the quarter, Ethicon Endo-Surgery Inc. received an approvable letter for the SEDASYS® System, a computer assisted personalized sedation system, from the FDA's Center for Devices and Radiological Health.
In connection with the pending purchase of Synthes, Inc., DePuy Orthopaedics, Inc. received a binding offer from Biomet, Inc. to acquire the DePuy Orthopaedics Trauma business. The offer includes the purchase of DePuy's internal and external fixation products used in the treatment of bone fractures as well as the organization supporting this business. The divestiture is subject to receipt of regulatory approvals and other customary closing conditions.

About Johnson & Johnson
Caring for the world, one person at a time, inspires and unites the people of Johnson & Johnson. We embrace research and science - bringing innovative ideas, products and services to advance the health and well-being of people. Our approximately 117,000 employees at more than 250 Johnson & Johnson operating companies work with partners in health care to touch the lives of over a billion people every day, throughout the world.

* Net earnings and diluted earnings per share excluding special items are non-GAAP financial measures and should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. A reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the financial schedules accompanying this press release and can be found in the Investor Relations section of the Company's website at www.investor.jnj.com.

Johnson & Johnson will conduct a conference call with financial analysts to discuss this news release today at 8:30 a.m., Eastern Time. A simultaneous webcast of the meeting for investors and other interested parties may be accessed by visiting the Johnson & Johnson website at www.investor.jnj.com. A replay and podcast will be available approximately two hours after the live webcast by visiting www.investor.jnj.com.

Copies of the financial schedules accompanying this press release are available at www.investor.jnj.com/historical-sales.cfm.  These schedules include supplementary sales data, a condensed consolidated statement of earnings, and sales of key products/franchises.  Additional information on Johnson & Johnson, including a pharmaceutical pipeline of selected compounds in late stage development and medical devices and diagnostics pipeline of selected products, can be found on the Company's website at www.jnj.com

NOTE TO INVESTORS

(This press release contains "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995.  The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events.  If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson.  Risks and uncertainties include, but are not limited to, general industry conditions and competition; economic factors, such as interest rate and currency exchange rate fluctuations; technological advances, new products and patents attained by competitors; challenges inherent in new product development, including obtaining regulatory approvals; challenges to patents; significant adverse litigation; impact of business combinations; financial distress and bankruptcies experienced by significant customers and suppliers; changes to governmental laws and regulations and domestic and foreign health care reforms; trends toward health care cost containment; increased scrutiny of the health care industry by government agencies; changes in behavior and spending patterns of purchasers of health care products and services; financial instability of international economies and sovereign risk; disruptions due to natural disasters; manufacturing difficulties or delays; and product efficacy or safety concerns resulting in product recalls or regulatory action. A further list and description of these risks, uncertainties and other factors can be found in Exhibit 99 of Johnson & Johnson's Annual Report on Form 10-K for the fiscal year ended January 1, 2012.  Copies of this Form 10-K, as well as subsequent filings, are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson.  Johnson & Johnson does not undertake to update any forward-looking statements as a result of new information or future events or developments.)